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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):    May 2, 2000
                                                           -----------------



                                 Harmonic Inc.
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             (Exact name of registrant as specified in its charter)

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
        Delaware                             0-25826                                77-0201147
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(State or other jurisdiction                (Commission                             (IRS Employer
    of incorporation)                       File Number)                         Identification No.)
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
   549 Baltic Way, Sunnyvale, CA                                        94089
(Address of principal executive offices)                              (Zip Code)
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Registrant's telephone number, including area code:      (408) 542-2500
                                                   -----------------------------

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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On May 2, 2000, C-Cube Semiconductor Inc., a Delaware corporation ("Semi") and its wholly-owned subsidiary, C-Cube Semiconductor II Inc., a Delaware corporation ("Semi"), entered into a Promissory Note, a Pledge Agreement and a Parent Guaranty (collectively the "Financing Agreements") with C-Cube
Microsystems Inc., a Delaware corporation ("C-Cube"). The Promissory Note has been executed by Semi II in favor of C-Cube and is guaranteed by Semi pursuant to the Parent Guaranty which is secured by the pledge to C-Cube of the stock of Semi II owned by Semi.

     Harmonic Inc. (the "Registrant"), consummated its merger with C-Cube on May
3, 2000. Attached as Exhibit 99.4 is a copy of the Registrant's press release announcing the closing of the merger. As a result of the merger, the Registrant has assumed all the rights and obligations of C-Cube under the Financing
Agreements. The amount of the debt under the Promissory Note will be determined by the amount of the tax liability arising in connection with the distribution of the stock of Semi by C-Cube less available cash reserves set aside for such tax liability. This tax liability will be calculated using the volume-weighted average trading price of Semi Common Stock on May 3, 2000, which will be the first day Semi trades on the Nasdaq National Market. If the calculation had been made using the closing price of Semi Common Stock trading on a when-issued basis on May 2, 2000, or $24.31 per share, the amount of the debt under the Promissory
Note would have been approximately $200 million. Copies of the Financing
Agreements are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.
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
        99.1     C-Cube Semiconductor II Inc. Promissory Note dated May 2, 2000.

        99.2     Pledge Agreement between C-Cube Microsystems Inc. and C-Cube
                 Semiconductor Inc. dated May 2, 2000.

        99.3 Parent Guaranty executed by C-Cube Semiconductor Inc. in favor of C-Cube Microsystems Inc. dated May 2, 2000.

        99.4     Press Release, dated May 3, 2000 announcing the merger of
                 C-Cube Microsystems Inc. with and into Harmonic Inc.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 4, 2000                     HARMONIC INC.


                                       Name   /s/ ANTHONY J. LEY
                                              -------------------------------
                                       Title  Chairman, President and Chief
                                              Executive Officer
                                              -------------------------------


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                                INDEX TO EXHIBITS

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
Exhibit
Number           Description of Document
-------          -----------------------
 99.1     Promissory Note dated May 2, 2000.

 99.2     Pledge Agreement between C-Cube Microsystems Inc. and C-Cube
          Semiconductor Inc. dated May 2, 2000.

 99.3     Parent Guaranty between C-Cube Microsystems Inc. and C-Cube
          Semiconductor Inc. dated May 2, 2000.

 99.4     Press Release, dated May 3, 2000 announcing the merger of
          C-Cube Microsystems Inc. with and into Harmonic Inc.
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